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                                                                     EXHIBIT 23







                           CONSENT OF INDEPENDENT AUDITORS





       We consent to the incorporation by reference in this Registration Statement (Form S-8) of our reports (a) dated January 23, 1996, with respect to the consolidated financial statements of TRW Inc. included in its Annual Report (Form 10-K) and (b) dated March 15, 1996 with respect to the financial statements of The TRW Employee Stock Ownership and Stock Savings Plan included as Exhibit 99(a) to the TRW Inc. Annual Report (Form 10-K), both for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                  /s/ Ernst & Young  LLP

                                  ERNST & YOUNG LLP




Cleveland, Ohio
May 16, 1996